Exhibit 99.1

Paramount Announces Fourth Quarter 2022 Results

– Completes $65 million of share repurchases in 2022 –

– Initiates Guidance for Full Year 2023 –

NEW YORK – February 15, 2023 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2022 today and reported results for the fourth quarter ended December 31, 2022.

Fourth Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $37.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022, compared to net income attributable to common stockholders of $1.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2021. Net loss attributable to common stockholders for the quarter ended December 31, 2022 includes $29.6 million for our share of a real estate impairment loss of an unconsolidated joint venture.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $54.4 million, or $0.25 per diluted share, for the quarter ended December 31, 2022, compared to $52.8 million, or $0.24 per diluted share, for the quarter ended December 31, 2021.
•
Reported a 2.6% decrease in Same Store Cash Net Operating Income (“NOI”) and a 3.8% increase in Same Store NOI in the quarter ended December 31, 2022, compared to the same period in the prior year.
•
Leased 205,530 square feet, of which the Company’s share was 131,742 square feet that was leased at a weighted average initial rent of $77.66 per square foot. Of the 205,530 square feet leased, 116,142 square feet represented the Company’s share of second generation space, for which mark-to-markets were negative 0.7% on a cash basis and positive 2.3% on a GAAP basis.

Capital Markets Activity:

•
Repurchased 10,370,610 common shares at a weighted average price of $6.27 per share, or $65.0 million in the aggregate in the year ended December 31, 2022, of which 7,133,218 shares were repurchased in the fourth quarter, at a weighted average price of $6.12 per share, or $43.7 million in the aggregate.
•
Declared a fourth quarter cash dividend of $0.0775 per common share on December 15, 2022, which was paid on January 13, 2023.

Financial Results

Quarter Ended December 31, 2022

Net loss attributable to common stockholders was $37.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022, compared to net income attributable to common stockholders of $1.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2021. Net loss attributable to common stockholders for the quarter ended December 31, 2022 includes $29.6 million for our share of a real estate impairment loss of an unconsolidated joint venture.

Funds from Operations (“FFO”) attributable to common stockholders was $48.5 million, or $0.22 per diluted share, for the quarter ended December 31, 2022, compared to $53.4 million, or $0.24 per diluted share, for the quarter ended December 31, 2021. FFO attributable to common stockholders for the quarters ended December 31, 2022 and 2021 includes the impact of certain non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended December 31, 2022 by $5.9 million, or $0.03 per diluted share and increased FFO attributable to common stockholders for the quarter ended December 31, 2021 by $0.6 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $54.4 million, or $0.25 per diluted share, for the quarter ended December 31, 2022, compared to $52.8 million, or $0.24 per diluted share, for the quarter ended December 31, 2021.

Year Ended December 31, 2022

Net loss attributable to common stockholders was $36.4 million, or $0.16 per diluted share, for the year ended December 31, 2022, compared to $20.4 million, or $0.09 per diluted share, for the year ended December 31, 2021. Net loss attributable to common stockholders for the year ended December 31, 2022 includes $29.6 million for our share of a real estate impairment loss of an unconsolidated joint venture. Net loss attributable to common stockholders for the year ended December 31, 2021 includes a $10.7 million contribution to an unconsolidated joint venture that was expensed in accordance with GAAP.

FFO attributable to common stockholders was $210.1 million, or $0.95 per diluted share, for the year ended December 31, 2022, compared to $192.5 million, or $0.88 per diluted share, for the year ended December 31, 2021. FFO attributable to common stockholders for the year ended December 31, 2021 includes a $10.7 million contribution to an unconsolidated joint venture that was expensed in accordance with GAAP. FFO attributable to common stockholders for the years ended December 31, 2022 and 2021 also includes the impact of other non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests decreased FFO attributable to common stockholders for the years ended December 31, 2022 and 2021 by $6.7 million and $8.6 million, respectively, or $0.03 and $0.04 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $216.8 million, or $0.98 per diluted share, for the year ended December 31, 2022, compared to $201.1 million, or $0.92 per diluted share, for the year ended December 31, 2021.

Portfolio Operations

Quarter Ended December 31, 2022

Same Store Cash NOI decreased by $2.5 million, or 2.6%, to $96.6 million for the quarter ended December 31, 2022 from $99.1 million for the quarter ended December 31, 2021. Same Store NOI increased by $3.7 million, or 3.8%, to $101.2 million for the quarter ended December 31, 2022 from $97.5 million for the quarter ended December 31, 2021.

During the quarter ended December 31, 2022, the Company leased 205,530 square feet, of which the Company’s share was 131,742 square feet that was leased at a weighted average initial rent of $77.66 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 10 basis points to 91.3% at December 31, 2022 from 91.4% at September 30, 2022. Of the 205,530 square feet leased, 116,142 square feet represented the Company’s share of second generation space (space leased that (i) has been vacant for less than twelve months or (ii) has been pre-leased prior to expiration) for which mark-to-markets were negative 0.7% on a cash basis and positive 2.3% on a GAAP basis. The weighted average lease term for leases signed during the fourth quarter was 3.8 years and weighted average tenant improvements and leasing commissions on these leases were $10.81 per square foot per annum, or 13.9% of initial rent.

Year Ended December 31, 2022

Same Store Cash NOI increased by $6.5 million, or 1.7%, to $386.1 million for the year ended December 31, 2022 from $379.6 million for the year ended December 31, 2021. Same Store NOI increased by $15.7 million, or 4.0%, to $402.4 million for the year ended December 31, 2022 from $386.7 million for the year ended December 31, 2021.

During the year ended December 31, 2022, the Company leased 947,135 square feet, of which the Company’s share was 688,041 square feet that was leased at a weighted average initial rent of $77.22 per square foot. This leasing activity, partially offset by lease expirations during the year, increased leased occupancy by 60 basis points to 91.3% at December 31, 2022 from 90.7% at December 31, 2021. Same store leased occupancy increased by 70 basis points to 91.3% at December 31, 2022 from 90.6% at December 31, 2021. Of the 947,135 square feet leased, 557,641 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 5.4% on a cash basis and positive 1.5% on a GAAP basis. The weighted average lease term for leases signed during the year was 8.8 years and weighted average tenant improvements and leasing commissions on these leases were $10.72 per square foot per annum, or 13.9% of initial rent.

Guidance

The Company is providing its Estimated Core FFO Guidance for the full year of 2023, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.13 and $0.07 per diluted share. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

The Company estimates that 2023 Core FFO will be between $0.88 and $0.94 per diluted share. The estimated Core FFO of $0.91 per diluted share, at the midpoint of the Company's guidance for 2023, when compared to actual Core FFO of $0.98 per diluted share for 2022, assumes among other items, decreases and increases in the Company’s share of the following components: (i) a decrease in Same Store Cash NOI of 5.5% to 3.5%, or $0.08 per diluted share (resulting primarily from two of the Company’s largest tenants’ leases expiring during 2023), (ii) a decrease in lease termination income of $0.01 per diluted share, and (iii) an increase in interest and debt expense of $0.05 per diluted share, partially offset by, (iv) an increase in non-cash straight-line rent and amortization of above and below-market lease revenue, net of $0.04 per diluted share and (v) a $0.03 per diluted share benefit due to a lower number of weighted average common shares and units outstanding in 2023, resulting from the 10.4 million common shares that were repurchased during 2022.

	Full Year 2023
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.13)	$(0.07)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	1.01	1.01
Estimated Core FFO	$0.88	$0.94

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic or any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs and adjustments, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended December 31, 2022, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, February 16, 2023 at 10:00 a.m. Eastern Time (ET), during which management will discuss the fourth quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 2:00 p.m. ET on February 16, 2023 through February 23, 2023 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13735166.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	December 31, 2022	December 31, 2021
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,177,540	6,061,824
	8,143,777	8,028,061
Accumulated depreciation and amortization	(1,297,553)	(1,112,977)
Real estate, net	6,846,224	6,915,084
Cash and cash equivalents	408,905	524,900
Restricted cash	40,912	4,766
Accounts and other receivables	23,866	15,582
Real estate related fund investments	105,369	-
Investments in unconsolidated real estate related funds	3,411	11,421
Investments in unconsolidated joint ventures	393,503	408,096
Deferred rent receivable	346,338	332,735
Deferred charges, net	120,685	122,177
Intangible assets, net	90,381	119,413
Other assets	73,660	40,388
Total assets	$8,453,254	$8,494,562

Liabilities:
Notes and mortgages payable, net	$3,840,318	$3,835,620
Revolving credit facility	-	-
Accounts payable and accrued expenses	123,176	116,192
Dividends and distributions payable	18,026	16,895
Intangible liabilities, net	36,193	45,328
Other liabilities	24,775	25,495
Total liabilities	4,042,488	4,039,530
Equity:
Paramount Group, Inc. equity	3,592,291	3,588,163
Noncontrolling interests in:
Consolidated joint ventures	402,118	428,833
Consolidated real estate related funds	173,375	81,925
Operating Partnership	242,982	356,111
Total equity	4,410,766	4,455,032
Total liabilities and equity	$8,453,254	$8,494,562

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental revenue	$176,404	$171,793	$702,819	$690,418
Fee and other income	7,624	12,427	37,558	36,368
Total revenues	184,028	184,220	740,377	726,786
Expenses:
Operating	70,102	67,617	277,422	265,438
Depreciation and amortization	61,211	56,735	232,517	232,487
General and administrative	13,986	13,093	59,487	59,132
Transaction related costs	89	413	470	916
Total expenses	145,388	137,858	569,896	557,973
Other income (expense):
Loss from real estate related fund investments	(2,233)	-	(2,233)	-
(Loss) income from unconsolidated real estate
related funds	(1,864)	178	(1,239)	782
Loss from unconsolidated joint ventures	(37,925)	(4,086)	(53,251)	(24,896)
Interest and other income, net	2,567	507	5,174	3,017
Interest and debt expense	(37,060)	(36,095)	(143,864)	(142,014)
(Loss) income before income taxes	(37,875)	6,866	(24,932)	5,702
Income tax expense	(1,706)	(1,195)	(3,265)	(3,643)
Net (loss) income	(39,581)	5,671	(28,197)	2,059
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(1,598)	(4,614)	(13,981)	(21,538)
Consolidated real estate related funds	665	286	3,342	(2,893)
Operating Partnership	2,637	(121)	2,433	2,018
Net (loss) income attributable to common stockholders	$(37,877)	$1,222	$(36,403)	$(20,354)

Per Share:
Basic	$(0.17)	$0.01	$(0.16)	$(0.09)
Diluted	$(0.17)	$0.01	$(0.16)	$(0.09)

Weighted average common shares outstanding:
Basic	218,583,895	218,735,532	221,309,938	218,701,249
Diluted	218,583,895	218,797,844	221,309,938	218,701,249

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(39,581)	$5,671	$(28,197)	$2,059
Real estate depreciation and amortization (including our
share of unconsolidated joint ventures)	70,720	66,902	271,789	274,024
Our share of a real estate impairment loss of an
unconsolidated joint venture	31,685	-	31,685	-
FFO	62,824	72,573	275,277	276,083
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(11,565)	(14,187)	(51,433)	(61,609)
Consolidated real estate related funds	659	279	3,318	(2,904)
FFO attributable to Paramount Group Operating Partnership	51,918	58,665	227,162	211,570
Less FFO attributable to noncontrolling interests in
Operating Partnership	(3,380)	(5,302)	(17,063)	(19,072)
FFO attributable to common stockholders	$48,538	$53,363	$210,099	$192,498
Per diluted share	$0.22	$0.24	$0.95	$0.88

FFO	$62,824	$72,573	$275,277	$276,083
Non-core items:
Realized and unrealized losses (gains) from unconsolidated real estate related funds	2,851	(37)	2,890	(108)
Loss recognized upon consolidation of real estate related fund investments that were previously unconsolidated	2,627	-	2,627	-
FFO attributable to One Steuart Lane, including after-tax
net gain on sale of residential condominium units	1,387	391	4,670	(2,876)
Adjustment to equity in earnings for contributions to
(distributions from) unconsolidated joint ventures	561	(961)	855	8,016
Non-cash write-off of deferred financing costs	-	-	-	761
Other, net	89	413	470	916
Core FFO	70,339	72,379	286,789	282,792
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(11,565)	(14,187)	(51,433)	(61,609)
Consolidated real estate related funds	(625)	(140)	(1,006)	(205)
Core FFO attributable to Paramount Group Operating
Partnership	58,149	58,052	234,350	220,978
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(3,785)	(5,246)	(17,526)	(19,923)
Core FFO attributable to common stockholders	$54,364	$52,806	$216,824	$201,055
Per diluted share	$0.25	$0.24	$0.98	$0.92

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	218,583,895	218,735,532	221,309,938	218,701,249
Effect of dilutive securities	59,378	62,312	31,487	45,709
Denominator for FFO and Core FFO per diluted share	218,643,273	218,797,844	221,341,425	218,746,958

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(39,581)	$5,671	$(28,197)	$2,059
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	61,211	56,735	232,517	232,487
General and administrative	13,986	13,093	59,487	59,132
Interest and debt expense	37,060	36,095	143,864	142,014
Income tax expense	1,706	1,195	3,265	3,643
Loss from real estate related fund investments	2,233	-	2,233	-
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	10,782	11,087	45,141	43,597
Loss from unconsolidated joint ventures	37,925	4,086	53,251	24,896
Fee income	(5,327)	(9,041)	(28,421)	(28,473)
Interest and other income, net	(2,567)	(507)	(5,174)	(3,017)
Other, net	1,953	235	1,709	134
NOI	119,381	118,649	479,675	476,472
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(19,247)	(22,123)	(82,587)	(92,890)
Consolidated real estate related funds	-	-	-	206
PGRE's share of NOI	100,134	96,526	397,088	383,788
Acquisitions / Redevelopment	(87)	(688)	(453)	(1,612)
Lease termination income	-	-	(1,875)	(1,745)
Other, net	1,156	1,625	7,626	6,311
PGRE's share of Same Store NOI	$101,203	$97,463	$402,386	$386,742

NOI	$119,381	$118,649	$479,675	$476,472
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(5,746)	4,817	(14,034)	(4,983)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,984)	(1,617)	(5,099)	(6,704)
Cash NOI	111,651	121,849	460,542	464,785
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(16,147)	(23,518)	(77,341)	(87,831)
Consolidated real estate related funds	-	-	-	206
PGRE's share of Cash NOI	95,504	98,331	383,201	377,160
Acquisitions / Redevelopment	(100)	(856)	(496)	(2,004)
Lease termination income	-	-	(1,875)	(1,745)
Other, net	1,148	1,635	5,253	6,142
PGRE's share of Same Store Cash NOI	$96,552	$99,110	$386,083	$379,553